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                                                                 Exhibit (h)(11)

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                     Between

     PIMCO FUNDS: MULTI-MANAGER SERIES, ON BEHALF OF ITS SERIES AS LISTED ON
                                   SCHEDULE B

                                       and

                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS
                                                                            PAGE

1.  DEFINITIONS ..............................................................1

2.  APPOINTMENT OF STATE STREET ..............................................2

3.  SECURITIES TO BE LOANED ..................................................3

4.  BORROWERS ................................................................3

5.  SECURITIES LOAN AGREEMENTS ...............................................4

6.  LOANS OF AVAILABLE SECURITIES ............................................4

7.  DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO
       LOANED SECURITIES .....................................................5

8.  COLLATERAL ...............................................................6

9.  INVESTMENT OF CASH COLLATERAL AND COMPENSATION ...........................7

10. FEE DISCLOSURE ...........................................................8

11. RECORDKEEPING AND REPORTS ................................................8

12. STANDARD OF CARE .........................................................9

13. REPRESENTATIONS AND WARRANTIES ...........................................9

14. INDEMNIFICATION ..........................................................10

15. CONTINUING AGREEMENT AND TERMINATION .....................................11

16. NOTICES ..................................................................12

17. MISCELLANEOUS ............................................................13

18. SECURITIES INVESTORS PROTECTION ACT ......................................13

19. COUNTERPARTS .............................................................14

20. MODIFICATION .............................................................14

21. SEPARATE AGREEMENTS ......................................................14

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                             EXHIBITS AND SCHEDULES

         EXHIBIT 1 (Schedule of Borrowers)

         EXHIBIT 2 ("MOD-2 form")

         EXHIBIT 3 (The Chase Manhattan Bank Custodial Undertaking Agreement)

         EXHIBIT 4 (Securities Loan Agreement)

         SCHEDULE A (Schedule of Fees)

         SCHEDULE B (Fund Investment Restrictions)

         SCHEDULE C (Acceptable Forms of Collateral)

         SCHEDULE D (Fund Taxpayer Identification Numbers and Year Ends)

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                   SECURITIES LENDING AUTHORIZATION AGREEMENT

         Agreement dated the ____ day of ______________, 2001 between PIMCO
FUNDS: MULTI-MANAGER SERIES (the "Trust"), a registered management investment company organized and existing under the laws of The Commonwealth of Massachusetts, on behalf of each of the series thereof identified on Schedule B (each such series, a "Fund" and, collectively, the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trust with respect to the lending of certain securities of the Trust held by State Street as custodian.

     NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1.   Definitions. For the purposes hereof:


     (a) "Available Securities" means the securities of a Fund that are available for Loans pursuant to Section 3.

     (b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

     (c) "Business Day" shall mean any day on which State Street is open for business. With respect to Section 6 hereof only, "Business Day" shall mean any day (other than a Saturday or Sunday) recognized as a settlement day in the principal market in which a Loaned Security is traded.

     (d) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement, excluding, for the purposes of
Section 14 of this Agreement, any net income earned pursuant to the investment of such Collateral pursuant to the first paragraph of Section 9 of this Agreement.

     (e) "Investment Manager" when used in any provision, means PIMCO Advisors L.P. or such other person or entity that State Street is notified of as having discretionary authority over the investment of the Available Securities to which the provision applies.

     (f) "Loan" means a loan of Available Securities to a Borrower.

     (g) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

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     (h) "Market Value" of a security means the market value of such security
(including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by a nationally recognized independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis. Market Value shall be determined by State Street in accordance with the securities valuation policies and procedures adopted by the applicable Fund for purposes of valuing such Fund's assets. "Market Value" of cash Collateral means the value of any cash Collateral or additional cash Collateral as of the time of receipt thereof by State Street from the Borrower, unadjusted for any subsequent increases or decreases in value as a result of any investment thereof by State Street in accordance with the provisions of this Agreement.

     (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

     (j) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Funds) that governs Loans, as described in
Section 5.

2.   Appointment of State Street.

     Each Fund hereby appoints and authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street is acting solely as a limited agent of each Fund hereunder, and the authority of State Street to act as the lending agent of the Funds shall only be as set forth in this Agreement. Each Fund agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of a Fund on a disclosed basis only. State Street is also hereby authorized to request a third party bank agreed upon with the Funds to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct said third party bank to establish and maintain a Borrower's account and a non-proprietary State Street account wherein all Collateral, including cash, shall be maintained by said third party bank in accordance with the terms of a custodial arrangement which shall be in substantially the form attached hereto as Exhibit 3 and shall not be modified in any manner that is materially adverse to any Fund.

     Each Fund also appoints and authorizes State Street as its agent, to enter into "fee for holds arrangements," as agent, with respect to certain Available Securities. State Street will, in return for a fee from the Borrower, hold and reserve certain Available Securities and refrain from lending such Available Securities to any third party without the Borrower's permission, provided, however, that (i) the fee for holds arrangements shall not restrict or otherwise affect the Fund's ownership rights with regard to the Available Securities and
(ii) State Street shall terminate any such "fee for holds" arrangement if so instructed by the Fund. The fee from the Borrower shall be allocated between State Street and the Fund in accordance with Schedule A.

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3.   Securities to be Loaned.

     Only those securities specifically identified by the Funds by notice to State Street and held by State Street as custodian shall be subject to this securities lending program and constitute Available Securities hereunder. In the absence of any such identification herein or notice identifying specific securities as being Available Securities, State Street shall have no authority or responsibility for determining whether any of the Fund's securities should be considered Available Securities for purposes of the securities lending program. Notwithstanding the above, Available Securities shall not include (1) any security of a Fund, if the Loan of such security to a Borrower, in combination with other Loans currently outstanding at the time of such lending, would cause such Fund to exceed its investment restrictions with respect to lending of the Fund's portfolio securities set forth in Schedule D or any limitations set forth on Schedule A, or (2) any security of a Fund, if such security has been sold.

4.   Borrowers.

         The Available Securities may be loaned to any Borrower identified on the Schedule of Borrowers attached hereto as Exhibit 1, as such Schedule may be modified in writing from time to time, upon notice by a Fund or State Street; provided, however, that a Fund, upon notice to State Street, may require that a Borrower be removed from the Schedule of Borrowers at any time.

     In the event a Fund approves lending to Borrowers resident in the United Kingdom, the Fund shall complete Part 1 of the Inland Revenue document known as a "MOD-2 form," which is attached hereto as Exhibit 2.

     In the event that securities lending activity is undertaken through its London office, State Street becomes subject to additional regulation in the United Kingdom, and is obliged to notify the Funds of the following matters:

     i. State Street shall make available to the Funds established procedures in accordance with the requirements of the Securities and Futures Authority for the effective consideration of complaints concerning State Street's activities carried on in the United Kingdom.

     ii. Where a liability in one currency is to be matched by an asset in a different currency, or where an investment transaction relates to an investment denominated in a currency other than pound sterling, a movement of exchange rates may have a separate effect, favorable or unfavorable, on the gain or loss which would otherwise be experienced on the investment.

     iii. State Street or an affiliate may have an interest that is material to the investment or transaction concerned and neither State Street nor any such

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          affiliate shall be obliged to account to the Funds for any profits or benefits made or derived by it or any of its associates from any such transaction.


     iv Any assets of a Fund which State Street holds in the form of money shall not be treated by State Street as the Clients' Money as defined by the FSA Client Money Rules of the United Kingdom, as amended (the "Client Money Rules") and will not be held in accordance with the Client Money Rules or such other regulations as shall amend or replace the Client Money Rules from time to time.

5.   Securities Loan Agreements.

     Each Fund authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower. Certain terms of individual Loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made. A form of the Securities Loan Agreement is attached hereto as Exhibit 3 and all such agreements entered into with Borrowers shall be in substantially this form and shall not be modified in any manner that is materially adverse to any Fund. To the extent that any provision of any Securities Loan Agreement conflicts with any provision of this Agreement, this Agreement shall control.

6.   Loans of Available Securities.

     State Street shall have authority to make Loans of Available Securities to Borrowers and to deliver such securities to Borrowers. State Street shall be responsible for determining whether any Loans shall be made and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Fund. A Fund may itself instruct State Street to terminate any Loan on any date and State Street shall comply with any such instructions.

     Each Fund acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Fund's Available Securities will in fact be loaned to Borrowers. Each Fund agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement unless State Street has not adhered to its reasonable and equitable methods established by it from time to time.

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     Each Fund also acknowledges that, under the applicable Securities Loan
Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement; which period of time shall not exceed the earlier of
(i) the standard settlement period for trades of the Loaned Securities entered into on the date of such notice in the principal market thereof or (ii) five Business Days from the giving of such notice Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its reasonable efforts to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Loan Agreement; which period of time shall not exceed the earlier of (i) the standard settlement period for trades of the Loaned Securities entered into on the date of such notice in the principal market thereof or (ii) five Business Days from the giving of such notice.

     Each Fund acknowledges that in the event that its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

Each Fund acknowledges that when lending Gilt securities, there is intra-day settlement exposure from the Borrower's settlement bank. In particular, the Fund has daily exposure that the Gilt collateral position backed by the assured payment from the Borrower's settlement bank is unsecured.

7. Distributions on and Voting Rights and Tax Treatment with Respect to Loaned Securities.

     Each Fund represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund's account on the date such amounts are required to be delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Fund or Investment Manager may, by giving State Street ten (l0) Business Days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund's account on the date it is delivered to State Street.

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     Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Available Securities that are on loan on the applicable record date for such Available Securities.

     Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

     If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Fund or its Investment Manager are complied with, but State Street shall not be required to make any payment unless the Fund has first placed funds with State Street to make such payment.

8.   Collateral.

     (a) Receipt of Collateral. Each Fund hereby authorizes State Street, or a third party bank as set forth in Section 2 herein, to receive and to hold, on the Fund's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements. Should this Agreement be amended to permit the use of Collateral other than cash Collateral, State Street shall take all steps reasonably necessary to perfect a security interest on behalf of the applicable Fund in such Collateral received from a Borrower. All investments of cash Collateral shall be for the account and at the risk of the Fund. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule C. Said Schedule may be amended from time to time by State Street upon the written consent of the Fund.

     The initial Collateral received shall (i) in the case of Loaned Securities denominated in U.S. dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, have a value of at least 102% of the Market Value of the Loaned Securities or (ii) in the case of Loaned Securities that are not denominated in U.S. dollars or whose primary trading market is not located in the United States, have a value of at least 105% of the Market Value of the Loaned Securities, or (iii) such other higher value as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded.

     (b) Marking to Market. State Street shall value all Loaned Securities in accordance with the securities valuation policies and procedures adopted by the applicable Fund for the purpose of valuing the Fund's assets. State Street shall, in accordance with such valuation policies and procedures and State Street's other reasonable and customary practices and prevailing industry practices, mark each Loaned Security and its Collateral to their Market Value each Business Day based upon the Market Value of the Collateral and the Loaned Security at the close of business on the preceding Business Day employing the most recently

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available pricing information, and ensure that each applicable Securities Loan
Agreement shall require each Borrower to deliver additional Collateral (for a letter of credit as Collateral, an additional or replacement letter of credit) to State Street in accordance with the above percentages in the event that at the close of business on any Business Day the Market Value of the Collateral delivered by such Borrower with respect to a Loaned Security shall be less than the percentages set forth in paragraph (a) above.

     (c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

     (d) Limitations. State Street shall invest cash Collateral in accordance with any directions and any limitations established by the Funds and set forth in paragraph 3 of Schedule A, which schedule may be revised by a Fund upon mutual agreement with State Street. State Street shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Fund shall be responsible for such shortfall and State Street may debit the Fund's account as set forth in Section 9.

9.   Investment of Cash Collateral and Compensation.

     To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the directions referred to in Section 8(d) above.

     Each Fund acknowledges that interests in mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. Each Fund acknowledges that State Street Navigator Prime Securities Lending Trust, in which cash Collateral will be invested as set forth above, may purchase or sell investments of cash Collateral to or from other accounts held by State Street or its affiliates.

     The net income generated by any investment made pursuant to the first paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the applicable Fund, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Fund and such income shall be credited to the Fund's account, in accordance with paragraph 1 of Schedule A.

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     In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount due the Borrower (the rebate fee for the use of cash Collateral) in accordance with the agreement between Borrower and State Street, State Street and the applicable Fund shall, in accordance with the fee split set forth on Schedule A, share the amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. The Fund shall be solely responsible for any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement and State Street may, upon notice to the Fund, debit the Fund's account accordingly. In the event debits to the Fund's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right, upon notice to the Fund, to charge the deficiency to any other account or accounts maintained by such Fund with State Street.

     To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Fund as follows: (a) a portion of such loan premium shall be allocated between State Street, as compensation for its services in connection with this securities lending program and the Fund, in accordance with Schedule A.

     Each Fund hereby agrees that it shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund's obligations hereunder, including the Fund's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

10.  Fee Disclosure.

     The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said fees may be changed from time to time by State Street upon notice to the Funds. An annual report with respect to such funds is available to the Funds, at no expense, upon request. State Streets agrees that the Funds will not be responsible for any transaction costs associated with the Funds' participation in the securities lending arrangements contemplated by this Agreement other than the management fees associated with the investment of cash Collateral in the State Street Navigator Securities Lending Prime Portfolio as disclosed on Schedule A hereto.

11.  Recordkeeping and Reports.

     State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a daily basis, State Street will provide each of the Funds with information regarding each of such Fund's outstanding Loans, including (a) the Market Value of the Loaned Securities for such Loan, (b) the Market Value of the Collateral for such Loan, and (c)(1) the yield of the investment of

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such Collateral pursuant to the first paragraph of Section 9 of this Agreement and (2) any rebate fee due the Borrower under the applicable Securities Loan Agreement. Such information will be provided in spreadsheet form by means of electronic mail to an address provided to State Street by the Trust. On a monthly basis, State Street will provide the Funds with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Upon the request of a Fund, State Street shall provide such Fund with a list of all securities on loan with respect to such Fund at such time. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

12.  Standard of Care

     Subject to the requirements of applicable law and except as provided in
Section 14 of this Agreement, State Street shall not be liable for any loss or damage, including counsel fees and court costs, whether or not resulting from its acts or omissions to act hereunder or otherwise, unless the loss or damage arises out of State Street's negligence or willful misconduct. Except for any liability, loss, or expense arising from or connected with State Street's negligence or willful misconduct or arising under Section 14 of this Agreement, each Fund agrees to reimburse State Street and hold State Street harmless (i) from and against any liability, loss and expense, including counsel fees, expenses and court costs (a) arising in connection with any breach of any representations, covenant or agreement of the Fund contained in this Agreement or any Securities Loan Agreement or (b) arising from or connected with claims of any third parties, including any Borrower, that relate to such a breach of the Fund; (ii) from and against all taxes and other governmental charges arising in connection with its performance of this Agreement; and (iii) from and against any out-of-pocket or incidental expenses arising in connection with its performance of this Agreement. State Street, upon notice to the applicable Fund, may charge any amounts to which it is entitled hereunder against such Fund's account. Without limiting the generality of the foregoing, each Fund agrees that State Street shall be fully protected in acting in accordance with the written instructions of any person reasonably believed by State Street to be authorized to execute this Agreement on behalf of the Funds (an "Authorized Person").

     State Street, in determining the Market Value of securities, including without limitation, Collateral, may rely upon any nationally recognized independent pricing service, provided that the use of such pricing service is consistent with the securities valuation policies and procedures adopted by the applicable Fund for purposes of valuing the Fund's assets, and shall not be liable for any errors made by such service.

13.  Representations and Warranties.

     Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding

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obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement complies with all applicable laws and regulations.

     Each Fund represents and warrants that it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder.

     The person executing this Agreement on behalf of the Funds represents that he or she has the authority to execute this Agreement on behalf of the Funds.

     Each Fund hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions;
(ii) its policies permit it to purchase shares of the State Street Navigator Securities Lending Trust with cash Collateral; (iii) its participation in State Street's securities lending program, including the investment of cash Collateral in the State Street Navigator Securities Lending Trust, and the existing series thereof has been approved by a majority of the directors or trustees which directors and trustees are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the State Street Navigator Securities Lending Trust, including any series thereof, is in the Fund's best interest; and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity.

     Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities; that it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule B.

14.  Indemnification.

     (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Fund against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to the Fund's obligations pursuant to Section 8 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense.

     (b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof, State Street shall, not later than the Business Day following the day

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specified in (ii) below, credit to the Fund's account an amount equal to the
Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of one of the following dates on which the Market Value of the unreturned Loaned Securities is highest: (i) the last day the Collateral continues to be successfully marked to market by the Borrower against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher and shall, no later than the day specified in (ii) above, notify the Fund of its intention to credit the Fund's account.

     (c) In addition to making the purchases or credits required by Paragraphs
(a) and (b) hereof, State Street shall credit to the Fund's account the value of all distributions on the Loaned Securities (not otherwise credited to the Fund's accounts with State Street), for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund's account pursuant to Paragraph (b).

     (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

     (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund's account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

     (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement.

     (g) The provisions of this Section 14 shall not apply to losses attributable to war, riot, revolution, acts of government or other causes beyond the reasonable control or apprehension of State Street. For the avoidance of doubt and for the purposes of this Section 14, the insolvency of a Borrower or default by a Borrower shall not be deemed to be beyond the reasonable control or apprehension of State Street.

15.  Continuing Agreement and Termination.

     It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Funds and State Street may each at any time terminate this

Agreement upon five (5) business days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that
(a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall, within a reasonable time after termination of this Agreement (not to exceed thirty (30) days), terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with a Fund's change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

16.  Notices.

     Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

     If to the Funds:

             PIMCO Funds: Multi-Manager Series
             840 Newport Center Drive
             Newport Beach, California 92660
             Attention: Treasurer

     If to State Street:

             State Street Bank and Trust Company
             Global Securities Lending Division
             Two International Place, Floor 31
             Boston, Massachusetts 02110

or to such other addresses as either party may furnish the other party by written notice under this section.

     Whenever this Agreement permits or requires the Funds to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Funds' behalf by any individual designated for such purpose by the Funds in a written notice to State Street. This Agreement shall be considered such a designation of the person executing the Agreement on the Funds' behalf. After State Street's receipt of such a notice of designation and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.  Miscellaneous.

     This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans of Available Securities by State Street on behalf of the Funds. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. Each party hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Fund hereby irrevocably appoints Stephen J. Treadway, 2187 Atlantic Street, Stamford, Connecticut 06902 as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding (the "Process Agent"). Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. Each Fund hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Fund also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Funds at their address specified in Section 16 hereof. Each party agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

18.  Securities Investors Protection Act of 1970 Notice.

     EACH FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

19.  Counterparts.

     The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

20.  Modification.

     This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

21. Separate Agreements. The parties agree that this Agreement shall constitute a separate and discrete agreement between State Street and each Fund, as if set out in a separate writing executed by State Street and such Fund alone. Notwithstanding any other provision of this Agreement or any Securities Loan Agreement, no Fund shall have any obligations or incur any liability in respect of any Loan entered into by or on behalf of, or any action, omission, or course of dealing in respect of any other Fund. State Street shall not offset or net any obligation of a Fund or any amount due to State Street from such Fund against amounts owed by State Street to another Fund.

                  [Remainder of page intentionally left blank.]

     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the relevant Fund.

                                    PIMCO FUNDS: MULTI-MANAGER SERIES, on
                                    behalf of its respective series as listed on Schedule B, severally and not jointly

                                    Name:____________________________

                                    By:______________________________

                                    Its: ____________________________


                                    STATE STREET BANK AND TRUST COMPANY

                                    Name:____________________________

                                    By:______________________________

                                    Its:_____________________________

                                   Schedule A

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____day of _______ 2001 between PIMCO FUNDS:
MULTI-MANAGER SERIES ON BEHALF OF ITS RESPECTIVE SERIES LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY
                               ("State Street").


                                Schedule of Fees

1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of cash Collateral or any fee income shall be allocated as follows

- Seventy percent (70%) payable to the Fund, and

- Thirty percent (30%) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of this Securities Lending Authorization Agreement.

3. Investment Management Fees and Limitations on Investment

State Street Navigator Securities Lending Prime Portfolio and Direction for Investment of Cash Collateral: Subject to any restrictions set forth below or elsewhere in this Agreement, cash Collateral will be invested in the State Street Navigator Securities Lending Prime Portfolio.

On an annualized basis, the management/trustee/custody/fund administration/ transfer agent fee for investing cash Collateral in the State Street Navigator Securities Lending Prime Portfolio is not more than 5.00 basis points netted out of yield. Other than as set forth in the preceding sentence, there are no fees, including without limitation sales fees, payable by the Fundor the Trust associated with investment in this Portfolio. The trustee may pay out of the assets of the Portfolio all reasonable expenses and fees of the Portfolio, including professional fees or disbursements incurred in connection with the operation of the Portfolio.

In addition, no Fund, by itself or in the aggregate with any other series of the Trust, may acquire more than 10% of the voting securities of State Street Navigator Prime Securities Lending Trust or any series thereof.

Cash Collateral received from a Borrower with respect to Loaned Securities of Value Fund may not be invested in State Street Navigator Securities Lending Trust if, as a result of such investment, more than five percent (5%) of the total assets of the Value Fund would be invested in the securities of State Street Navigator Securities Lending Trust or any series thereof.

                                   Schedule B

      This Schedule is attached to and made part of the Securities Lending
       Authorization Agreement, dated the ____ day of _______ 2001 between
         PIMCO FUNDS: MULTI-MANAGER SERIES ON BEHALF OF ITS RESPECTIVE
      SERIES LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds")
            and STATE STREET BANK AND TRUST COMPANY ("State Street").




Fund Name                 Taxpayer Identification Number         Tax Year-End

Growth Fund                      13-6833501                         June 30

Innovation Fund                  06-1408595                         June 30

Opportunity Fund                 13-6833503                         June 30

Renaissance Fund                 13-3444717                         June 30

Select Growth Fund               33-0642187                         June 30

Target Fund                      06-1351547                         June 30

Value Fund                       33-0434035                         June 30

                                   Schedule C

      This Schedule is attached to and made part of the Securities Lending
           Authorization Agreement, dated the ____ day of _______ 2001 between PIMCO FUNDS: MULTI-MANAGER SERIES ON BEHALF OF ITS RESPECTIVE
           SERIES LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").


         Acceptable Forms of Collateral

         -   Cash (U.S.); and

         - Such other Collateral as the parties may agree to in writing from time to time.

                                   Schedule D

      This Schedule is attached to and made part of the Securities Lending
       Authorization Agreement, dated the ____ day of _______ 2001 between
      PIMCO FUNDS: MULTI-MANAGER SERIES ON BEHALF OF ITS RESPECTIVE SERIES
          LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds")
            and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                Fund Restrictions

Fund Name                                               Investment Restriction

Growth Fund                                          May make secured loans of
                                                     its portfolio securities to
                                                     brokers, dealers and other
                                                     financial institutions
                                                     amounting to no more than
                                                     25% of its total assets

Innovation Fund                                      May make secured loans of
                                                     its portfolio securities to
                                                     brokers, dealers and other
                                                     financial institutions
                                                     amounting to no more than
                                                     25% of its total assets

Opportunity Fund                                     May make secured loans of
                                                     its portfolio securities to
                                                     brokers, dealers and other
                                                     financial institutions
                                                     amounting to no more than
                                                     25% of its total assets

Renaissance Fund                                     May make secured loans of
                                                     its portfolio securities to
                                                     brokers, dealers and other
                                                     financial institutions
                                                     amounting to no more than
                                                     25% of its total assets

Select Growth Fund                                   May make secured loans of
                                                     its portfolio securities to
                                                     brokers, dealers and other
                                                     financial institutions
                                                     amounting to no more than
                                                     33 1/3% of its total assets

Target Fund                                          May make secured loans of
                                                     its portfolio securities to
                                                     brokers, dealers and other
                                                     financial institutions
                                                     amounting to no more than
                                                     33 1/3% of its total assets

Value Fund                                           May make secured loans of
                                                     its portfolio securities to
                                                     brokers, dealers and other
                                                     financial institutions
                                                     amounting to no more than
                                                     33 1/3% of its total assets

                                                                       Exhibit 1

[LOGO] STATE STREET

Approved Borrowers                                                As of May 1, 2001
US
ABN AMRO Bank N.V. (New York Branch)                       HSBC Securities (USA) Inc.
ABN AMRO Incorporated                                      ING Baring Corp.
ABN AMRO Sage Corporation                                  J.P. Morgan Securities, Inc.
ABN AMRO Securities LLC                                    Lazard Freres and Co., LLC
Banc of America Securities LLC                             Legg Mason Wood Walker Incorporated
Banc One Capital Markets, Inc.                             Lehman Brothers Inc.
Bank One, N.A.                                             Merrill Lynch Government Securities Inc.
Barclays Capital Inc.                                      Merrill Lynch, Pierce, Fenner & Smith, Inc.
Bear Stearns & Co., Inc.                                   Morgan Guaranty Trust Co. of New York
Bear Stearns Securities Corporation                        Morgan Stanley & Co. Incorporated
BMO Nesbitt Burns Corp.                                    Neuberger Berman, LLC
BNP Paribas Securities Corporation                         Nomura Securities International, Inc.
BNY Clearing Services LLC                                  Paine Webber, Inc.
Chase Securities Inc.                                      Prudential Securities Inc.
CIBC World Markets Corporation                             Raymond James & Associates, Inc.
Commerzbank Capital Markets Corporation                    Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation                     Sanford C. Bernstein & Co., LLC
Dean Witter Reynolds, Inc.                                 SG Cowen Securities Corporation
Donaldson, Lufkin & Jenrette Securities Corporation        State Street Bank and Trust Company.
First Union National Bank                                  State Street Capital Markets, LLC
First Union Securities, Inc.                               Tokyo-Mitsubishi Securities (USA) Inc.
Fleet Securities, Inc.                                     UBS Warburg LLC
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.

                                                                       Exhibit 2

[LOGO] INLAND REVENUE

Ref No _______________
(for insertion by Inland Revenue when photocopied)

APPLICATION FOR RELIEF FROM UK INCOME TAX ON MANUFACTURED OVERSEAS DIVIDENDS (Double Taxation Relief (Taxes on Income) (General) (Manufactured Overseas Dividends) Regulations SI 1993 No. 1957)


Part 1  Claimant's Declaration
I declare, to the best of my knowledge and belief, that

___________________________________________________________
(insert name of claimant)

Claimant's address ________________________________________

                   ________________________________________

                   ________________________________________

is beneficially entitled to the manufactured overseas dividends receivable from approved UK intermediaries or approved UK collecting agents as defined in SI 1993 Number 2004 and claim exemption under the Other Income article of the ________/UK Tax Convention in respect of the manufactured overseas dividends

________________________________
(claimant's signature)

Part 2  Certificate of Tax Authority

I certify

(a) that _________________________ is resident in _____________________ within
         (insert name of claimant)
the meaning of the ________________________ United Kingdom Tax Convention and
(b)* is subject to tax on the manufactured dividends to which it is entitled. *delete if not required by Other Income article of convention

________________________________      ____________
(signature)                           (date)

Stamp of overseas revenue authority          Overseas revenue reference No.

                                             _______________________________

                                             Copy of Inland Revenue original

                                             Issued on _____________________

                                             Signature _____________________

                                                                       Exhibit 3

[FORM SECLEND .10 AMENDED]

                       CUSTODIAL UNDERTAKING IN CONNECTION
                      WITH MASTER SECURITIES LOAN AGREEMENT

     This Custodial Undertaking In Connection With Securities Loan Agreement (United States Government Securities) (the "Agreement") is made and entered into as the date set forth below by State Street Bank and Trust Company, a Massachusetts Trust Company ("Lender") acting in its capacity as trustee, custodian or agent for various clients ("Clients")), NationsBank Capital Markets, Inc. ("Borrower") and The Chase Manhattan Bank ("Bank").

     WHEREAS, Lender and Borrower have entered into a Securities Loan Agreement (the "Securities Loan Agreement") dated September 29, 1997 which provides for loans of certain securities ("Borrowed Securities") by Lender to Borrower (each a "Loan"); and

     WHEREAS, Lender and Borrower have requested that Bank undertake certain agency and custodial functions in connection with certain Loans; and

     WHEREAS, Bank has agreed to act as agent and custodian for Borrower and Lender in order to effect certain Loans on their behalf, all as more particularly set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Definitions

          (a)  Account. Borrower's Account or Lender's Account, as applicable.
               -------

          (b)  Borrowed Securities. The meaning set forth in the first Whereas
               -------------------
     clause of this Agreement.

          (c)  Borrower's Account. The meaning set forth in Section 2 of this
               ------------------
     Agreement.

          (d)  Business Day. Any day, from Monday through Friday, on which Bank
               ------------
     and Borrower are open to transact business.

          (e)  Cash Amount. The meaning set forth in Section 3(b) of this
               -----------
     Agreement.

          (f)  Clearing Corporation. The meaning set forth in Section 9(h) of
               --------------------
     this Agreement.

          (g)  Collateral. Debt obligations issued or guaranteed directly or
               ----------
     indirectly by the United States government or any agency, instrumentality or establishment thereof (including, without limitation, government-sponsored enterprises and entities the obligations of which are registered in the form of any entry on the records of the Federal Reserve Bank of New York) and other securities acceptable for Tri-Party Loans and identified on Schedule 1 attached hereto. In addition, Collateral shall always include cash.

          (h) Event of Default. An Event of Default by Borrower or Lender
              ----------------
     pursuant to the Securities Loan Agreement.

          (i) Income. With respect to any Collateral which is a security, any
              ------
     principal therefore then payable and all interest, dividends or other distributions thereon.

          (j) Lender's Account. The meaning set forth in Section 2 of this
              ----------------
     Agreement.

          (k) Loan. The meaning set forth in the first Whereas clause of this
              ----
     Agreement.

          (l) Loan Termination Date. The meaning set forth in Section 3(c) of
              ---------------------
     this Agreement.

          (m) Market Value. The most recently available closing bid price
              ------------
     (usually from the previous Business Day) for the particular Collateral as made available to Bank by a recognized pricing service which Bank uses for pricing such Collateral, plus, with respect to debt securities, any accrued interest on such securities. If no price is available, Bank shall be authorized to price any security by contacting any dealer designated as a "primary dealer" by the Federal Reserve Bank of New York (other than Borrower) and relying upon any price quoted by such "primary dealer" as if it were quoted by a recognized pricing service. Notwithstanding the foregoing, banker's acceptances, commercial paper, certificates of deposit and cash shall be valued at fact value.

          (n) Securities Loan Agreement. The meaning set forth in the first
              -------------------------
     Whereas clause of this Agreement.

          (o) Transaction Date. The meaning set forth in Section 3(a) of this
              ----------------
     Agreement.

          (p) Tri-Party Loans. Any Loan in connection with which Borrower and
              ---------------
     Lender utilize Bank's custodial functions pursuant to this Agreement.

     All references to time shall mean the time in effect in New York, New York.

     All provisions in this Agreement for the transfer, payment or receipt of funds or cash shall mean transfer of, payment in, or receipt of United States dollars in immediately available funds.

     2. Nature and Maintenance of Accounts.
        ----------------------------------

          (a) Borrower and Lender hereby appoint Bank as custodian of all Collateral and cash at any time delivered to, and accepted by, Bank in connection with this

     Agreement and as their agent to effect Tri-Party Loans as specified in this Agreement. Bank hereby accepts appointment as custodian and agent and agrees to establish and maintain Lender's Account (as defined below) as provided hereunder.

          (b) Bank maintains a cash account and a securities custody account for the benefit of Borrower (collectively, "Borrower's Account"). Borrower and Lender instruct Bank to establish and maintain a cash custody account and a securities custody account, each intended to be a special deposit account established at Bank in the name of and, for the benefit of Lender (collectively, "Lender's Account"), the Collateral therein which is subject to the security interest separately granted by Borrower to Lender in the Securities Loan Agreement. Borrower hereby confirms the aforementioned security interest and agrees that it includes the Collateral in Lender's Account. Bank hereby acknowledges such security interest and that Bank will hold all securities, cash or other property from time to time deposited in Lender's Account, as bailee on Lender's behalf, subject to this Agreement. Bank shall segregate all securities and cash in Lender's Account from the assets of Bank or other persons in this possession by appropriate identification on the books and records of Bank. Bank hereby waives any security interest, lien or right of setoff against Lender's Account and the property therein. Bank further acknowledges that Bank holds any cash or securities received by Bank from Lender in connection with this Agreement as bailee on Lender's behalf credited to Lender's Account, subject to this Agreement.

          (c) The parties intend that the receipt and maintenance by Bank of property in Lender's Account shall constitute a bailment under the laws of the State of New York and not a debtor-creditor relationship. The parties intend to create a special deposit account, in favor of Lender. Bank shall not pay any interest on any cash held at any time in Lender's Account.

          (d) Except as specifically provided in this Agreement, Bank shall follow only Borrower's instructions with respect to Borrower's Account and shall follow only Lender's instructions with respect to Lender's Account.

     3. Specific Loan Transactions
        --------------------------

          (a) On any Business Day on which Borrower and Lender agree to enter into a Tri-Party Loan (the "Transaction Date"), Lender will deliver the Borrowed Securities to Borrower against the simultaneous delivery of cash with a Market Value equal to or greater than 102% of the Market Value of the Borrowed Securities. This interim settlement will be accomplished directly by Borrower and Lender apart from any action of Bank pursuant to this Agreement.

          (b) The further settlement of the transaction will be undertaken in the following manner through Bank. On the Transaction Date, (i) Lender will transfer cash in an equivalent amount to that received from Borrower (the "Cash Amount") to Bank with instructions to Bank to deliver the cash to Lender's Account; (ii) Bank will promptly credit Lender's account with such cash; (iii) Borrower will cause Borrower's Account to be credited with Collateral; (iv) Borrower will instruct Bank to transfer to Borrower's

     Account the cash held in Lender's Account against the transfer to Lender's Account of Collateral held in Borrower's Account with a Market Value equal to or greater than the cash Amount and (v) Bank will effectuate Borrower's instruction described in clause (iv) by the end of Bank's Business Day.

          (c) On any Business Day on which Borrower or Lender terminates a Tri-Party Loan in any manner provided for in the Securities Loan Agreement (the "Loan Termination Date"), the party initiating such termination shall notify the other party and Bank of the termination of the Tri-Party Loan. Alternatively, Borrower may notify Bank of the termination of the Tri-Party Loan on behalf of Lender. Bank shall have no duty to inquire into whether or not the termination is permitted by the Securities Loan Agreement and shall be entitled to rely on Lender's or Borrower's notice of termination of the Tri-Party Loan. Unless a substitution as described in Section 4(a) hereof of cash Collateral for securities Collateral has already occurred, Bank shall on the Loan Termination Date, without further instructions, transfer from Lender's Account to Borrower's Account all Collateral contained therein against the transfer from Borrower's Account to Lender's Account of cash Collateral having a Market Value of at least 100% of the Market Value of such Collateral (as determined by Bank on the prior Business Day). After completion of the transfer, the Collateral returned to Borrower will be released from all liens of Lender, and Bank shall without further instruction promptly wire to Lender the cash previously transferred to Lender's Account.

          (d) If Borrower instructs Bank to identify Collateral on behalf of Borrower to be transferred to Lender's Account in connection with this Agreement, Bank may select in its sole discretion Collateral from Borrower's Account and transfer such Collateral to Lender's Account provided such collateral has the requisite Market Value specified in this Agreement.

          (e) Without incurring any liability, Bank shall not effectuate (i) any Tri-Party Loan or (ii) the termination of a Tri-Party Loan in the event that either Lender fails to cause Lender's Account to be credited with the requisite cash or Borrower fails to cause Borrower's Account to be credited with the requisite cash or Collateral. In any such event, Borrower and Lender shall remain obligated to each other pursuant to the terms of the Securities Loan Agreement. It is expressly agreed and acknowledged by Lender and Borrower that Bank is not guaranteeing performance of or assuming any liability for the obligations of Lender or Borrower hereunder nor is it assuming any credit risk associated with Tri-Party Loans, which liabilities and risks are the responsibility of Lender and Borrower, further, it is expressly agreed that Bank is not undertaking to make credit available to Borrower or Lender to enable it to complete Tri-Party Loans; however, in the event that the cash or securities in Borrower's Account is insufficient to satisfy a required delivery of cash or securities to Lender or Lender's Account, Bank may at its option, (i) without further notice to Borrower, advance the amount of the insufficiency on Borrower's behalf in which case Borrower shall be obligated to repay such amount to Bank, plus interest at a rate to determine from time to time, or (ii) not effectuate the transaction and promptly notify Lender and Borrower. Notwithstanding the fact that Bank may from time to time make advances or loans pursuant to this paragraph or otherwise extend credit to Borrower, whether or not as a regular pattern, Bank may at any time decline to extend such credit for any reason, including, but not limited to, if Bank believes Borrower to be insecure or Bank believes Borrower's ability to perform its obligations hereunder may be impaired, or if Bank is precluded from extending such credit as a result of any law, regulation or applicable ruling. Notwithstanding anything in this Agreement to the contrary, Bank shall not be obligated to transfer from Borrower's Account to Lender's Account any cash or securities which it has a right not to transfer pursuant to any other agreement between Borrower and Bank.

          (f) Bank shall be responsible for verifying that all securities and/or cash transferred to Lender's Account as Collateral fits within the definition of "Collateral" as specified in this Agreement and that physical securities are in negotiable form.

          (g) Borrower and Lender agree that in effecting Tri-Party Loans, transfers between Borrower's Account and Lender's Account, including, without limitation, substitutions, are intended to be, and shall be deemed to be, simultaneous.

     4. Substitutions
        -------------

          (a) Bank may, on each Business Day at Borrower's request and without the prior consent of or notification to Lender, transfer from Lender's Account to Borrower's Account any or all Collateral contained therein against the transfer from Borrower's Account to Lender's Account of cash Collateral having a Market Value of at least 100% of the Market Value of such Collateral (as determined by Bank on the prior Business Day) ("IntraDay Cash Collateral"). In such case, by the end of the Business Day, Borrower shall instruct Bank to transfer to Lender's Account from Borrower's Account Collateral having a Market Value (determined by Bank on that Business Day) equal to or greater than the IntraDay Cash Collateral (as such value has been subsequently increased or decreased that Business Day pursuant to Section 5 hereof) against the transfer from Lender's Account to Borrower's Account of the IntraDay Cash Collateral (as such value has been subsequently increased or decreased that Business Day pursuant to Section 5 hereof).

          (b) Lender hereby authorizes Bank, from time to time at Borrower's request and without the prior consent of or notification to Lender, to release to Borrower Collateral from Lender's Account against the transfer to Lender's Account of other Collateral provided that the Collateral in Lender's Account after the substitution has a Market Value equal to or greater than the Market Value of the Collateral in Lender's Account immediately before the substitution. Notwithstanding the foregoing, the Market Value of the Collateral in Lender's Account after the substitution need not be any greater than the IntraDay Cash Collateral in Lender's Account on that Business Day (as such value been subsequently increased or decreased that Business Day pursuant to Section 5 hereof).

     5. Mark-to-Market. Borrower and/or Lender shall mark-to-market the Borrowed
        --------------
Securities n the manner provided in the Securities Loan Agreement apart from any action of Bank. If Borrower is required to furnish additional Collateral to Lender as a result of the mark-to-market process, Borrower shall satisfy that requirement by instructing Bank on a Business

Day to transfer from Borrower's Account to Lender's Account Collateral with a Market Value equal to the amount specified in borrower's instructions, which instructions shall be confirmed by Lender. If Lender is required to return Collateral to Borrower as a result of the mark-to-market process, Lender hereby authorizes Borrower to satisfy that requirement by instructing Bank on a Business Day to transfer Collateral from Lender's Account to Borrower's Account with a Market Value equal to the amount specified in Borrower's instructions, which instructions shall be confirmed by Lender. Bank shall effectuate each such instruction by no later than the end of the Business Day on which it received the instruction. Bank shall not be required to make any independent determination concerning the validity of any mark-to-market instruction and shall be entitled, without any liability to Bank, to rely on Borrower's instructions, which instructions shall be confirmed by Lender.

     6. Income. Bank shall credit to Borrower's Account all Income paid by or on
        ------
behalf of issuers in respect of the Collateral in the event that any such amounts are received by Bank. Notwithstanding the foregoing, in the event Bank receives a written notice from Lender of an Event of Default by Borrower, Bank shall credit such amounts to Lender's Account.

     7. Lender's Account. Until the earlier of the Loan Termination Date or the
        ----------------
date, if any, when Bank shall receive a written notice of an Even of Default from Lender or Borrower pursuant to Section 12 thereof, Lender hereby instructs Bank to hold the Collateral in Lender's Account and to refuse to act upon any instructions of Lender or Borrower to deliver the Collateral other than as expressly provided in this Agreement. Except as provided in Section 12 hereof and other sections hereof authorizing Collateral to be transferred into or out of Lender's Account, Lender further agrees that unless Lender shall receive the written consent of Borrower and Borrower confirms Borrower's consent to Bank, Lender shall not sell, transfer, assign, pledge or otherwise utilize or transfer the Collateral held in Lender's Account. Any Collateral or Cash received by Bank from Lender shall be held in custody by Bank for benefit of Lender until it is credited to Lender's Account.

     8. Daily Statement. On each Business Day, Bank shall send to Borrower and
        ---------------
Lender a statement describing the Collateral held in Lender's Account as of the close of the prior Business Day. Such statement shall include a statement of the Market Value of such securities and/or cash as of the prior Business Day. Notwithstanding the foregoing, no statement will be sent if there are not securities or cash in Lender's Account as of the close of the prior Business Day. Lender and Borrower shall promptly review all such statements and shall promptly advise Bank of any error, omission or inaccuracy in the cash or Collateral positions reported. Bank shall undertake to correct any errors, failures or omissions that are reported to Bank by Lender or Borrower to the extent possible. Any such corrections shall be reflected on subsequent statements.

     9. Care of Property, Reliance on Instructions; and Pricing of Securities.
         --------------------------------------------------------------------

          (a) Bank shall exercise the same care with respect to property in Borrower's Account and Lender's Account as Bank exercises with respect to Bank's own property. Bank assumes responsibility only for loss to any such property Lender or Borrower occasioned by the negligence of, or conversion, misappropriation, theft or other willful misconduct by Bank's employees. Bank's liability for lost securities shall be limited to the Market Value thereof at the date of the discovery of such loss. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Bank be liable for special, consequential, or indirect damages even if Bank has been advised as to the possibility thereof and regardless of the form of action. Bank, at its option, may insure itself against loss from any cause but shall be under no obligation to obtain insurance directly for the benefit of either Borrower or Lender. In matters concerning or relating to this Agreement, Bank shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the board of Governors of the Federal Reserve System, or with any rules or regulations of the Office of the Controller of the Currency. Bank shall not be liable for any acts or omissions of the other parties to this Agreement. Bank shall not have any duty to require any cash or securities be delivered to it or to determine that the amount and form of assets deposited in the accounts comply with any applicable requirements other than as specified in this Agreement.

          (b) Bank, at any time, without any resulting liability to it, may act hereunder in reliance upon any instructions or notices Bank reasonably believes to be genuine; provided, however, that all instructions and notices to Bank shall be by a signed writing (via telecopy, or otherwise), by electronic communication or by oral communication, including the code which may be assigned by Bank to Lender from time to time. Instructions to Bank from Borrower may also be given in the manner specified in the Clearance Agreement between Bank and Borrower. Bank reserves the right to confirm payment orders and/or institute any other reasonable security procedures to verify payment orders.

          (c) Until written notice to the contrary is given to another party to this Agreement by Lender and such other party has had a reasonable time to amend its records, such other party shall be entitled to act on the belief that the persons listed on Schedule 2 hereto, whether or not any such person is an officer or employee or Lender, and any other person who Bank in good faith believes is authorized to act on behalf of Lender, are authorized to act on behalf of Lender, and that any one of them has authority to transfer Collateral, hold Collateral, give notices and otherwise act under this Agreement on behalf of Lender.

          (d) Bank may rely upon a recognized pricing services (or its equivalent as provided in the definition of Market Value) or a recognized credit rating service in determining the Market Value or ratings of the collateral, as applicable, and shall in no circumstances be liable for any errors made by such service.

          (e) All credits, debits or transfers shall be deemed to have been completed at such time as recorded on Bank's books.

          (f) All transfers of securities and cash between Bank and Lender shall be made to the accounts listed on Schedule 2 hereto unless otherwise agreed between Lender and Bank.

          (g) Bank undertakes to perform only such duties as are expressly set for in this Agreement.

          (h) Transfer of securities to Bank hereunder may be accomplished by crediting a proprietary or pledge account of Bank with the Federal Reserve Bank of New York ("FRBNY"), The Participants Trust Company ("PTC"), The Depository Trust Company ("DTC") or other clearing corporation or depository legally available to Bank (each, a "Clearing Corporation"), as the case may be, or by delivery of physical certificates to Bank in negotiable form. Borrower and Lender agree that Bank's use of a Clearing Corporation in connection with Tri-Party Loans contemplated under this Agreement is authorized and shall fully comply with all terms and conditions of this Agreement regarding Bank's transfer and custody of securities and cash. Lender and Borrower acknowledge and understand that all transfers of securities or cash by a Clearing Corporation, as the case may be, will be subject to the then applicable rules and procedures of such Clearing Corporation. No Clearing Corporation shall be deemed to be an agent of Bank, and Bank shall have no liability for the acts or omissions of any Clearing Corporation.

          (i) Bank is not a party of the Securities Loan Agreement. Bank's obligations hereunder shall be affected by, nor does Bank assume any liability under, the Securities Loan Agreement.

          (j) Bank shall not be deemed to have independent knowledge or notice of the existence of an Event of Default. Bank shall be entitled to rely on Lender's or Borrower's written notice (including, without limitation, facsimile notice) thereof and shall have no duty to inquire the nature or validity of an Event of Default.

          (k) Bank may, with respect to questions of law, apply for and obtain the advice and opinion of counsel and shall not be deemed to be negligent or have engaged in willful misconduct in any action taken or omitted by Bank in good faith in conformity with such advice or opinion.

          (l) Without limiting the generality of the foregoing, Bank shall be under obligation to inquire into, and shall not be liable for:

               (i) subject to Section 3(f) hereof, the title, validity or genuineness of any Collateral or document;

               (ii) the legality of the lending or borrowing of any Collateral or the propriety of the amount of a Tri-Party Loan or the enforceability of any Trust Receipt received by Bank pursuant to this Agreement;

               (iii) the due authority of any authorized person to act on behalf of Lender or Borrower with respect to cash or Collateral held in Lender's Account or Borrower's Account; or

               (iv) the due authority of Lender, Borrower or any entities for which Lender acts to deliver, transfer, obtain or hold any particular Collateral pursuant to this Agreement.

     10. Compensation. Borrower hereby agrees to pay Bank compensation for the
         ------------
services to be rendered hereunder, based upon rates which shall be determined from time to time in a manner agreed upon by Bank and Borrower.

     11. Indemnification. Borrower hereby agrees to indemnify Bank and hold it
         ---------------
harmless from and against any loss, liability or expense in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement or the Securities Loan Agreement, or any action or omission by Bank in connection with this Agreement or the Securities Loan Agreement, or any action or omission by Bank in connection with this Agreement, including the reasonable costs, expenses and attorneys' fees of attorneys chosen by Bank incurred in defending any such claim of liability, except that Borrower shall not be liable for any loss, liability or expense that is determined to be the direct result of acts or omissions on the part of Bank constituting negligence or willful misconduct. This indemnification obligation shall survive the termination of any Tri-Party Loan, this Agreement, the Securities Loan Agreement or all of them.

     Lender agrees to indemnify Bank and hold it harmless from any against any loss, liability or expense, including the reasonable costs, expenses and attorneys' fees of attorneys chosen by Bank incurred in defending any claim of liability, which Bank may sustain or incur or which may be asserted against Bank by reason of or as a result of (i) the occurrence or continuance of an Event of Default by Lender (pursuant to the Securities Loan Agreement), (ii) any negligence or willful misconduct by Lender in any way relating to or arising from this Agreement, the Securities' Loan Agreement or Tri-Party Loans,
(iii) any material breach by Lender of this Agreement or the Securities Loan Agreement or (iv) any action taken or omitted by Bank pursuant to instructions of Lender except that Lender shall not be liable for any loss, liability or expense that is determined to be the direct result of acts or omissions on the part of Bank constituting negligence or willful misconduct. This indemnification obligation shall survive the termination of any Tri-Party Loan, this Agreement, the Securities Loan Agreement or all of them.

     Lender agrees to indemnify Borrower and hold it harmless for any amounts paid to Bank pursuant to this Section as a result of (i) the occurrence of continuance of an Event of Default by Lender (pursuant to the Securities Loan Agreement), (ii) any negligence of willful misconduct by Lender in any way relating to or arising from this Agreement, the Securities Loan Agreement or Tri-Party Loans, (iii) any material breach by Lender of this Agreement or the Securities Loan Agreement or (iv) any action taken or omitted by Bank pursuant to instructions of Lender except that Lender shall not be liable for any loss, liability or expense that is determined to be the direct result of acts or omissions on the part of Borrower constituting negligence or willful misconduct. This indemnification obligation shall survive the termination of any Tri-Party Loan, this Agreement, the Securities Loan Agreement or all of them.

     For purposes of this Section, "Bank" shall mean The Chase Manhattan Bank, any existing or future parent company of Bank, any existing or future direct or indirect subsidiary of such parent company and director, officer, employee or agent of any of the foregoing.

     12. Event of Default; Continuing Disputes; Effect of Notice of Levy, Etc.
         ---------------------------------------------------------------------

          (a) If either Lender or Borrower shall declare an Event of Default, it shall deliver a written notice of an Event of Default to Bank and to the other party. Such notice shall identify the name of the defaulting party, the Event of Default and the Tri-Party Loan(s) which are the subject of such Event of Default. Bank shall notify the defaulting party of Bank's receipt of a written notice of an Event of Default.

          (b) From and after Bank's receipt of a written notice of an Event of Default from Lender or Borrower, Bank shall continue to hold all Collateral in Lender's Account. Bank shall cease performing its normal duties in connection with the Tri-Party Loan(s) which are subject of such Event of Default and shall await instructions as described below. In the absence of any dispute between, conflicting claims by or conflicting instructions from Borrower, Lender and any other person with respect to the Collateral or any other matter covered by this Agreement and if Bank, in the opinion of its counsel, is permitted by law to do so, Bank is hereby instructed to follow the instructions of the non-defaulting party with respect to the non-defaulting party's Account, and in the event of Lender's default, Bank is hereby further instructed to follow the instructions of Borrower to accept into Lender's Account cash Collateral in substitution of any Collateral therein as provided in Section 4(a) hereof.

          (c) In the event of any dispute between, conflicting claims by or conflicting instructions from Borrower, Lender and any other person with respect to the Collateral, cash or any other matter covered by this Agreement or if Bank, in the opinion of its counsel, is precluded by law from acting, Bank may decline to comply with any and all claims, demands or instructions with respect to such Collateral, cash or any other matter covered by this Agreement so long as such dispute or conflict or legal inability to perform shall continue, and Bank shall not be liable for failure to act or to comply with such claims, demands or instructions. Bank shall be entitled to refuse to act or comply until (i) such dispute or conflict shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties and Bank shall have received evidence satisfactory to it of the same, or
     (ii) Bank, in the opinion of its counsel, is permitted by law to perform.

          (d) If Bank shall be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action until Bank shall be directed otherwise in writing by Lender and Borrower or by a final order or judgment of a court of competent jurisdiction.

          (e) Bank shall not be required to deliver or transfer cash or securities in contravention of any order, judgment, levy, restraining notice, seizure or other similar notice issued or directed by a governmental agency or court, or officer thereof, asserting jurisdiction over Bank, any existing or future parent company of Bank, any existing or future direct or indirect subsidiary of such parent company or any director, officer, employee or agent of any of the foregoing, which on its face affects such cash or securities. Bank shall give Lender and Borrower prompt notice of any such notice or order.

          (f) Bank's receipt of a notice of an Event of Default by itself shall not be considered to be a dispute or conflict for purposes of this
     Section 12 of this Agreement.

     13. Funds Transfer Name/Identifying Number Inconsistencies. In executing or
         ------------------------------------------------------
paying a payment order, Bank may rely upon the identifying number (e.g. Fedwire routing number or account number) of any party as instructed in the payment order. Borrower assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Borrower's name. Lender assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Lender's name.

     14. Representations and Warranties.
         ------------------------------

          (a) Lender represents and warrants that (i) it is a duly organized and validly existing trust company under the laws of the Commonwealth of Massachusetts with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder and under the Securities Loan Agreement, (ii) this Agreement and performance of all transactions contemplated hereunder and under the Securities Loan Agreement have been duly authorized, executed and delivered in accordance with all requisite corporate action, (iii) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally, (iv) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any agreement by which it is bound, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it, and (v) the establishment of Lender's Account and its operation by the parties designated herein have been duly authorized and no other corporate action is required prior to commencing operation of such account.

          (b) Lender further represents and warrants that if it is acting as agent for one or more third parties, Lender is either authorized by virtue of standing instructions or is a fiduciary or an agent with the authority to enter into, execute and bind such third parties to this Agreement and the Tri-Party Loans effected for such third parties.

          (c) Borrower represents and warrants that (i) it is a duly organized and validly existing corporation under the laws of North Carolina with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder (ii) this Agreement and performance of all transactions contemplated hereunder have been duly authorized, executed and delivered in accordance with all requisite corporate action (iii) this Agreement constitutes a valid, legal and binding obligation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally,
     (iv) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any agreement by which it is bound, or its charter or by-laws, or any statute, regulation, rule or order or judgment applicable to it, and (v) it is acting as principal for its own account.

          (d) Bank represents and warrants that (i) it is duly organized and validly existing banking corporation under the laws of the State of New York with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder, (ii) this Agreement and performance of all transactions contemplated hereunder have been duly authorized, executed and delivered in accordance withal requisite corporate action, (iii) this Agreement constitutes a valid, legal and binding obligations enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (iv) the execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any agreement by which it is bound or by which any of its assets are affected, or its charter or by-laws, or any statute, regulation, rule, order or judgment applicable to it.

     These representations and warranties shall be deemed to be repeated on each day on which a Tri-Party Loan is outstanding.

     15. Entire Agreement, Modification or Amendment. This Agreement constitutes
         -------------------------------------------
the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements in regard thereto. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties. In the event of conflict between this Agreement and the Securities Loan Agreement, this Agreement shall control.

     16. Termination. This Agreement shall terminate forthwith upon termination
         -----------
of the Securities Loan Agreement and written notice thereof of Bank from Lender or Borrower or may be terminated by any party hereto on ten Business Days prior written notice to the other parties; provided, however, that subject to the section entitled "Event of Default; Continuing Disputes; Effect of Notice of Levy, Etc.", any such termination shall not affect any Tri-Party Loan then outstanding.

     17. Severability. If any provision of this Agreement is held to be
         ------------
unenforceable as a matter of law, the other terms and provisions hereof shall not be affected thereby and shall remain in full force and effect.

     18. Rights and Remedies. The rights and remedies conferred upon the parties
         -------------------
hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of any additional rights and remedies; provided, however, that nothing in this Section shall be construed as permitting any party, under any circumstances, to make any claim against Bank for special, indirect or consequential damages arising under or in connection with this Agreement.

     19. Headings. Section headings are for reference purposes only and shall
         --------
not be construed as a part of this Agreement.

     20. Assignment. This Agreement shall be binding upon the parties respective
         ----------
successors and permitted assigns. Neither Lender nor Borrower may assign its rights and/or obligations hereunder without the prior written consent of the other parties. Any attempted assignment without such consent shall be null and void.

     21. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, all of which taken together shall constitute one instrument.

     22. Notices. All notices shall be given to the party entitled to receive
         -------
such notices at the following addresses, telephone numbers and facsimile numbers unless otherwise specified in a notice given pursuant to this Section:

          (a) To Borrower. Unless and until Borrower shall give written notice
              -----------
     to Lender and Bank to the contrary, all notices to Borrower from Lender or Bank shall be sent to it at Nations Banc Capital Markets, Inc., 7 Hanover Square, 15th Floor, New York, NY 10004, attention of Larry Lenmore, all notices by telephone to Borrower from Lender or Bank shall be made to Michael Szczerianski at (212) 858-5715, and all notices by telecopy to Borrower from Lender or Bank shall be made to Michael Szczerianski at
     (212) 858-5741.

          (b) To Lender. Unless and until Lender shall give written notice to
              ---------
     Borrower and Bank to the contrary, all written notices to Lender from Borrower or Bank shall be sent to it at State Street Bank & Trust Company c/o GSL, Two International Place, Boston, MA 02161 attention of Vice President, Trading, all notices by telephone to Lender from Borrower or Bank shall be made to (617) 664-2500, and all notices by telecopy to Lender from Borrower or Bank shall be made to (617) 664-2660.

          (c) To Bank. Unless and until Bank shall give written notice to
              -------
     Borrower and Lender to the contrary, all written notices to Bank from Borrower or Lender shall be sent to it at 4 New York Plaza, New York,
     New York 10004-2477, attention of Brokers and Dealers Clearance Department, all notices by telephone to Bank from Borrower or Lender shall be made to Allen B. Clark, Senior Vice President (212) 623-7219, and all notices by telecopy to Bank from Borrower or Lender shall be made to (212) 623-5959.

          (d) Troubleshooting List. Until written notice to the contrary is
              --------------------
     given to the other parties by Lender or Borrower, as applicable, and the other parties have had a reasonable time to amend their records, the persons listed on Schedule 3 hereto may be contacted after business hours as necessary in connection with this Agreement.

All notices and instructions shall be deemed given when received.

     23. Force Majeure. Bank shall not be liable to the other parties for any
         -------------
failure or delays of its performance hereunder, when said failure or delay has arisen out of conditions beyond its reasonable control, including, but not limited to, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, acts of God and similar occurrences.

     24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. THE PARTIES HERETO (I) IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL COURT IN THE CITY OF NEW YORK,

IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND (II) IRREVOCABLY WAIVE THE RIGHT TO OBJECT TO THE VENUE OF ANY SUCH COURT ON THE GROUND OF INCONVENIENT FORUM AND (III) IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY SECURITIES LENDING TRANSACTION. TO THE EXTENT THAT, IN ANY JURISDICTION, ANY PARTY, BY ITSELF OR ON BEHALF OF ITS PRINCIPAL, MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, OR FOR ITS PRINCIPAL OR SUCH PRINCIPAL'S ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (BEFORE OR AFTER JUDGMENT) OR OTHER LEGAL PROCESS, SUCH PARTY IRREVOCABLY AGREES NOT TO CLAIM, AND IT HEREBY WAIVES, SUCH IMMUNITY.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the 29th day of September, 1997.


THE CHASE MANHATTAN BANK


By:
    -----------------------------------------
    Title:



NATIONSBANK CAPITAL MARKETS, INC.


By:
    -----------------------------------------
    Title:



STATE STREET BANK AND TRUST COMPANY, as Agent


By:
    -----------------------------------------
    Title:

                                                                       Exhibit 4


The attached document contains information which is confidential and proprietary to State Street Bank and Trust Company ("State Street"). It is being provided for the exclusive purpose of allowing you to assess participation in a securities lending program operated by State Street. Its use for any other purpose or its distribution to anyone other than your own personnel engaged in this assessment is prohibited without State Street's prior written permission.

This document is the current standard agreement which forms the basis of negotiations with potential borrowers under State Street's securities lending program. During the course of such negotiations with various borrowers, State Street may in its discretion modify this document in whole or part.



                            SECURITIES LOAN AGREEMENT

                             (Securities other than

                      United States Government Securities)

                                     Between

                            -------------------------

                                       And

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

    DEFINITIONS                                                                1

 1. LOANS OF SECURITIES                                                        2

 2. DELIVERIES AND TREATMENT OF COLLATERAL                                     3

 3. DELIVERIES AND TREATMENT OF BORROWED SECURITIES                            4

 4. MARKS TO MARKET; MAINTENANCE OF COLLATERAL                                 6

 5. FEES                                                                       7

 6. REPRESENTATIONS OF THE PARTIES                                             8

 7. COVENANTS                                                                 10

 8. TERMINATION OF THE LOAN WITHOUT DEFAULT                                   10

 9. EVENTS OF DEFAULT                                                         11

10. LENDER'S REMEDIES ON BORROWER'S DEFAULT                                   12

11. BORROWER'S REMEDIES ON LENDER'S DEFAULT                                   13

12. RESERVED                                                                  13

13. INDEMNIFICATION                                                           14

14. WAIVER                                                                    14

15. CONTINUING AGREEMENT; TERMINATION                                         14

16. NOTICES                                                                   14

17. TIME                                                                      15

18. SECURITIES CONTRACTS                                                      15

19. SUPERSEDING AGREEMENT                                                     15

20. ASSIGNMENTS                                                               15

21. GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS                           16

22. SEVERABILITY                                                              16

23. MODIFICATION                                                              17

                            SECURITIES LOAN AGREEMENT

                             (Securities Other Than

                      United States Government Securities)

     Agreement dated the _____ day of ____________, 2001 between ____________ of
___________, a registered broker-dealer or a bank ("Borrower"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("Lender"), acting in its capacity as trustee, custodian, or agent for various employee benefit plans, endowment funds, custodial accounts, and other clients (the "Clients"), setting forth the terms and conditions under which Lender, from time to time and on behalf of the Clients, may lend to Borrower, against the receipt of Collateral, certain securities (other than U.S. Securities).

     Definitions.

     For the purposes hereof:

     1. "Affiliate" shall mean with respect to another person: (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such other person; (ii) any officer, director, or partner, employee or relative (as defined in Section 3(15) of ERISA) of such other person; and (iii) any corporation or partnership of which such other person is an officer, director or partner. For purposes of this definition the term "control" means the power to exercise a controlling influence over the management or policies of a person other than an individual.

     2. "Borrowed Securities" shall mean any "security" (as defined in the Exchange Act) which is not a U.S. Security and which is delivered as a Loan hereunder, until the Clearing Organization credits the Lender's accounts or the certificate for such security is delivered or otherwise accepted back hereunder or until the security is replaced by purchase, except that, if any new or different security shall be exchanged for any Borrowed Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Borrowed Security in substitution for the former Borrowed Security for which such exchange was made. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Sections 10 or 11 hereunder, such term shall include securities of the same issuer, class and quantity as the Borrowed Securities, as adjusted pursuant to the preceding sentence.

     3. "Business Day" shall mean any day recognized as a settlement day by the New York Stock Exchange, Inc. and on which Lender is open for business to the public.

     4. "Collateral" shall mean, whether now owned or hereafter acquired, (a) that collateral permitted by the SEC under the Exchange Act and delivered to Lender pursuant to Section 3 or 4, and (b) all accounts in which such collateral is deposited and all securities and the like in which all cash collateral is invested or reinvested.

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      5. "Clearing Organization" shall mean (a) the Depository Trust Company, and/or, if agreed to by the parties hereto, such other clearing agency at which Borrower and Lender (or Lender's agent) maintain accounts, and/or (b) any Federal Reserve Bank which maintains a book-entry system.

      6. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      7. "Letter of Credit" shall mean an irrevocable Letter of Credit issued by a Bank (within the meaning of Section 3(a)(6)(A)-(C) of the Exchange Act) that is not the Borrower or an Affiliate of the Borrower, and which is acceptable to Lender in its sole discretion. The Letter of Credit shall provide that payments thereunder shall be made to Lender upon presentation of a statement by Lender to the effect that a Borrower's default has occurred.

      8. "Loan" shall mean a loan of securities hereunder.

      9. "Margin Percentage" shall mean one hundred and two percent (102%), or such greater percentage as is agreed to by the parties pursuant to Section 1.1.

     10. "Market Value" of a security means the fair market value of such security (including, in the case of any Borrowed Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by Lender, or by such other independent sources as may be selected by Lender on a reasonable basis.

     11. "Prime Rate" shall mean the prime rate as quoted in the Wall Street Journal, New York Edition, for the Business Day preceding the date on which such determination is made. If more than one rate is so quoted, the Prime Rate shall be the average of the rates so quoted.

     12. "Replacement Value" shall mean the price, including any brokerage or other expenses and accrued interest, at which a like amount of securities identical to the Borrowed Securities could be purchased in the principal market for such securities at the time of the Lender's election under Section 10.1 hereof.

     13. "U.S. Security" means a security issued or guaranteed by the United States government or any of its agencies.

     Borrower and Lender as the parties hereto agree as follows:

1.   Loans of Securities.

     1.1 Upon request of Borrower, Lender may, from time to time, in its discretion and on behalf of the Clients, lend securities to Borrower against the receipt of Collateral delivered by Borrower. The parties shall agree on the terms of each Loan, including the identity and amount of the securities to be lent, the basis of compensation, and the type and amount of Collateral to be delivered by Borrower (subject to the terms and conditions of this Agreement), which terms may be amended during the period of the Loan only by mutual agreement of the parties hereto.

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     1.2 Loans, all applicable terms and conditions thereof, and amendments and activity, if any, with respect thereto, shall be evidenced by Lender's records pertaining to such Loans maintained by Lender in the regular course of its business and such records shall represent conclusive evidence thereof except for manifest error or willful misconduct. Lender will send Borrower monthly statements of outstanding Loans showing Loan activity which Borrower agrees to examine promptly and to advise Lender of any errors or exceptions. Borrower's failure to so advise Lender within twenty (20) days after delivery of any such statement shall be deemed to be Borrower's admission of the accuracy and correctness of the contents thereof and Borrower shall be fully bound thereby.

     1.3 Notwithstanding any other provisions in this Agreement with respect to when a Loan occurs, a Loan hereunder shall not occur until the Borrowed Securities and the Collateral therefor are delivered. If, on any Business Day, Borrower delivers Collateral, as provided in Section 3.1 hereunder, and Lender does not deliver the Borrowed Securities, Borrower shall have the absolute right to the prompt return of the Collateral; and if, on any Business Day, Lender delivers Borrowed Securities and Borrower does not deliver Collateral as provided in Section 2.1 hereunder, Lender shall have the absolute right to the prompt return of the Borrowed Securities.

2.   Deliveries and Treatment of Collateral.

     2.1 Concurrently with the receipt of the Borrowed Securities, Borrower shall deliver to Lender Collateral in an amount not less than the Margin Percentage of the current Market Value of the Borrowed Securities. The Collateral shall be delivered by such one or more of the following methods as are agreed to by the parties pursuant to Section 1.1: (a) Borrower transferring funds by wire, (b) Borrower delivering to Lender an irrevocable letter of credit issued by a mutually acceptable "bank" (as defined in Section 3(a)(6)(A)-(C) of the Exchange Act) that is not an Affiliate of Borrower, (c) Borrower delivering U.S. Securities through the Federal Reserve book-entry system to the account of Lender at the Federal Reserve Bank of Boston, (d) Borrower delivering federal funds to the Lender's account at the Federal Reserve Bank of Boston or at a Clearing Organization, and/or (e) Borrower delivering Collateral through any other method agreed to by the parties.

     2.2 The Collateral delivered by Borrower to Lender, as adjusted pursuant to
Section 4 below, shall be security for the due and punctual performance by Borrower of any and all of its obligations to the Lender hereunder and under any other securities loan agreement between Borrower and Lender, now or hereafter arising, and Borrower hereby pledges with, assigns to, and grants Lender a continuing first security interest in, and a lien upon, the Collateral. Such first security interest shall attach upon the delivery of the Collateral to Lender, shall survive the termination of this Agreement, and shall cease only upon the redelivery of the Collateral to Borrower subsequent to the return of the Borrowed Securities to the Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

     2.3 It is understood that Lender may use or invest the Collateral, to the extent that such Collateral consists of cash. Such use or investment shall be at Lender's risk and, subject to

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the payment of an agreed rebate fee to Borrower pursuant to Section 5.2, Lender shall be entitled to retain all income and profits therefrom and shall bear all losses therefrom. Except as provided in Section 10, Lender may not pledge, repledge, hypothecate, rehypothecate, lend, or relend the Collateral, to the extent such Collateral consists of other than cash. However, the Lender may commingle and hold non-cash Collateral in bulk.

     2.4 With the approval of Lender, Borrower may at any time substitute for any securities held by Lender as Collateral for the Borrowed Securities other Collateral with respect to the Borrowed Securities of equal current Market Value to the securities for which it is to be substituted. Prior to the maturity of any U.S. Security that is delivered to the Lender as Collateral, the Borrower shall replace such U.S. Security with other Collateral acceptable to the Lender and of equal current Market Value to the U.S. Security for which it is to be substituted. Substituted Collateral shall be considered Collateral for all purposes hereof.

     2.5 Borrower shall be entitled to receive all distributions made on or in respect of non-cash Collateral the payment dates for which are during the term of the Loan and which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral has not been delivered to Lender; Provided, however, that the amount, type or value of such distribution which Borrower is entitled to receive hereunder shall not exceed the amount, type and value received by State Street or its agents. Any distributions made on or in respect of such Collateral which Borrower is entitled to receive pursuant to this Section shall be paid by Lender to Borrower forthwith upon receipt by Lender, so long as Borrower is not in Default at the time of such receipt.

     2.6 Except as provided in Sections 10 and 11 hereunder, Lender shall be obligated to return the Collateral to Borrower upon the return to Lender of the Borrowed Securities.

     2.7 As further security for the due and punctual performance by Borrower of any and all obligations to Lender hereunder, or under any other securities loan agreement between Borrower and Lender, Borrower hereby grants and transfers to Lender a lien upon and a security interest in any and all property (together with the proceeds thereof) in which the Borrower at any time has rights and which at any time has been delivered, transferred, or deposited in or credited to an account with, the Lender or otherwise at any time is in the possession or under the control or recorded on the books of the Lender, whether expressly as Collateral or for safekeeping or for any other or different purpose, including (without limitation) collateral delivered as security under any other securities loan agreement between Borrower and Lender and any property which may be in transit by mail or carrier for any purpose, or converted or affected by any documents in the Lender's possession.

3.   Deliveries and Treatment of Borrowed Securities.

     3.1 Lender shall deliver the Borrowed Securities to Borrower either (a) by delivering to Borrower certificates representing the Borrowed Securities together with duly executed stock or bond transfer powers, as the case may be, or (b) by causing the Borrowed Securities to be credited to Borrower's account and debited from Lender's account at a Clearing Organization, as

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

agreed to by the parties hereto, and such crediting and debiting shall result in receipt by Borrower and Lender of a Clearing Organization notice of such crediting and debiting, which notice shall constitute a schedule of the Borrowed Securities.

     3.2 Except as provided in Section 3.3, Borrower shall exercise all of the incidents of ownership with respect to the Borrowed Securities, including the right to transfer the Borrowed Securities to others, until the Borrowed Securities are returned to Lender in accordance with the terms hereof.

     3.3 Lender shall be entitled to receive all distributions (including payments upon maturity or other redemption) made on or in respect of the Borrowed Securities, the payable dates for which are during the term of the Loan and which are not otherwise received by Lender, to the full extent it would be so entitled if the Borrowed Securities had not been lent to Borrower, including, but not limited to:

         (a) all cash dividends;

         (b) all other distributions of cash or property;

         (c) stock dividends;

         (d) securities received as a result of split-ups, conversions, sub-divisions or consolidations of the Borrowed Securities and distributions in respect thereof;

         (e) interest payments;

         (f) in the case of a rights issue, the Borrowed Securities together with the securities allotted thereon;

         (g) in the case of redemption, a sum of money equivalent to the proceeds of the redemption;

         (h) any rights relating to conversion, sub-division, consolidation, preemption, rights arising under a takeover offer or other rights, including those requiring election by the holder for the time being of such securities which become exercisable prior to the redelivery of Borrowed Securities, in which event the Lender may, within a reasonable time before the latest time for the exercise of the right or option, give written notice to the Borrower that on redelivery of Borrowed Securities it wishes to receive redelivered securities in such form as if the right is exercised or, in the case of a right which may be exercised in more than one manner, is specified in such written notice;

         (i) in the case of a capitalized issue, the Borrowed Securities together with the securities allotted by way of a bonus thereon;

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

         (j) in the case of any event similar to any of the foregoing, the Borrowed Securities together with or replaced by a sum of money or securities equivalent to that received in respect of such Borrowed Securities resulting from such event; and

         (k) all rights to purchase additional securities.

     In regard to subparagraphs (f) through (j) above, the Borrower shall either: (i) redeliver the Borrowed Securities in time to allow the respective Clients to participate in rights, fees or other benefits so described; or (ii) exercise such rights, fees or other benefits as directed by Lender. In the event a re-registration process is necessary in order to transfer such rights, fees or other benefits which attach to the Borrowed Securities, and a Loan is terminated prior to the applicable record/payable date but not sufficiently prior to the record/payable date to enable Lender to re-register the Borrowed Securities in its own name, Borrower is to forward, and/or act on Lender's behalf in accordance with Lender's instructions with respect to all rights, fees or other benefits.

     3.4 Cash dividends and other distributions shall be paid gross of any foreign withholding taxes. Any cash distributions made on or in respect of the Borrowed Securities which Lender is entitled to receive pursuant to this Section shall be paid to Lender by Borrower on payable, maturity, or redemption date. Non-cash distributions other than those in the nature of stock splits or stock dividends shall be paid to Lender as soon as possible under the best efforts of Borrower. Non-cash distributions which are in the nature of stock splits or stock dividends and which are received by Borrower shall be added to the Borrowed Securities and shall be considered such for all purposes, except that:
(i) if the Borrowed Securities have been returned to Lender or if Borrower is in Default hereunder, Borrower shall forthwith deliver any such non-cash distributions to Lender; and (ii) Lender may direct Borrower, upon no less than six Business Days notice prior to the date of such a non-cash distribution, to deliver the same to Lender on the Business Day next following the date of such non-cash distribution.

4.   Marks to Market; Maintenance of Collateral.

     4.1 Borrower shall daily mark to market any Loans hereunder and in the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender with respect to any Loan hereunder shall be less than one hundred two percent (102%) of the Market Value of all Borrowed Securities outstanding with respect to such Loan, Borrower shall deliver to Lender additional Collateral by the close of the next Business Day so that the Market Value of additional Collateral when added to Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such additional Collateral shall be delivered as provided in Section 3.1 above.

     4.2 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Lender may, by notice to Borrower, demand that Borrower deliver to

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Lender additional Collateral so that the Market Value of such additional
Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such delivery is to be made by the close of business of the day of Lender's notice to Borrower if such notice is given before 10:30 a.m. on a Business Day. If Lender's notice is given after 10:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless (a) such notice has been superseded by a proper demand made pursuant to this Section 4.2 or Section 4.3 given before 10:30 a.m. of that next Business Day, or (b) a greater amount of additional Collateral is required to be delivered on that next Business Day pursuant to Section 4.1. Such additional Collateral shall be delivered as provided in Section 2.1 above.

     4.3 In the event that at the close of trading on any day the Market Value of all the Collateral delivered hereunder by Borrower to Lender with respect to any Loan shall be greater than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Borrower may, by notice to Lender, demand that Lender redeliver to Borrower such amount of Collateral as may be selected by Borrower, so long as the Market Value of the remaining Collateral equals at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such redelivery is to be made by the close of business of the day of Borrower's notice to Lender if such notice is given before 10:30 a.m. on a Business Day. If Borrower's notice is given after 10:30 a.m. on a Business Day or is given on a day other than a Business Day, such redelivery is to be made by the close of business of the next Business Day, unless (a) such notice has been superseded by a proper demand made pursuant to Section 4.2 or this Section 4.3 given before 10:30 a.m. of that next Business Day, or (b) additional Collateral is required to be delivered on that next Business Day pursuant to Section 4.1. Such Collateral shall be delivered as provided in Section 3.1 above.

     4.4 If the delivery or redelivery of Collateral under Section 4.1, 4.2 or
4.3 is to be made pursuant to the method specified in Section 3.1(b), the obligation of Borrower or Lender to so deliver or redeliver such Collateral shall be conditioned upon the other party's timely compliance with all applicable procedures of the Clearing Organization through which such delivery or redelivery is to be made.

5.   Fees.

     5.1 When the agreement to lend securities is made, the parties shall agree on the basis of compensation to be paid in respect of the Loan.

     5.2 To the extent that a Loan of Borrowed Securities is collateralized by cash, the parties may agree that Lender's compensation shall consist of the right to use and invest such cash Collateral, and that, in consideration for such right to use and invest cash Collateral, Lender will pay Borrower a loan rebate fee computed daily for each such Loan and based on the amount of cash Collateral delivered with respect to such Loan. The amount of such loan rebate fee shall be computed (a) from the first Business Day next following the day that cash Collateral is delivered to Lender, to the extent that such Loan is collateralized by cash through a means other

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than Borrower's delivery of federal funds, and (b) from the first Business Day that cash Collateral is delivered to Lender, to the extent that the Loan is collateralized by Borrower's delivery of federal funds. Computation of such loan rebate fee shall be made daily, through and including the earliest of: (i) the date that such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by cash through a means other than Borrower's delivery of federal funds; (ii) the date next preceding the date such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by Borrower's delivery of federal funds; (iii) the date of a Default by Borrower; and (iv) the date Lender gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days after such notice is given (but in no event for a period beyond the earliest of the dates described in clauses (i),
(ii), and (iii) of this sentence). Such loan rebate fee shall be payable before the tenth Business Day following the rendering of a correct invoice by Borrower.

     5.3 To the extent that a Loan of Borrowed Securities is collateralized by other than cash, the parties may agree that Borrower shall pay to Lender a loan premium based on the par value of any Borrowed Securities that are debt securities and the Market Value assigned to any Borrowed Securities that are equity securities, at the time the Loan is made, as adjusted by any daily marks to market processed subsequently. The amount of such loan premium shall be computed daily from the first Business Day that the Borrowed Securities are delivered to Borrower, through and including the date next preceding the date that securities identical to the Borrowed Securities are returned to the Lender pursuant to Section 8 or the date that Lender makes a purchase of securities or an election to treat the Borrowed Securities as sold pursuant to Section 10.1. Any fee payable by Borrower hereunder shall be payable upon the earliest of the following: (a) the seventh Business Day of the month following the month in which the fee was incurred; or (b) immediately, in the event of a Default hereunder by Borrower; or (c) the date this Agreement is terminated.

6.   Representations of the Parties.

     The parties hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder:

     6.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it (in the case of Lender, in its capacity as trustee, custodian, or agent of the Clients).

     6.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations, including those of applicable securities regulatory and self-regulatory organizations.

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     6.3 Each party hereto represents and warrants that it has made its own determination as to the tax treatment of any dividends, remuneration, or other funds received hereunder.

     6.4 Borrower represents and warrants that (a) it is a corporation, partnership, or other entity duly organized and validly existing under the laws of the state of its organization, (b) it is a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") or a Bank within the meaning of Section 3(a)(6)(A)-(C) of the Exchange Act, (c) it has, or will have at the time of delivery of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof, and (d) it (or the party to whom it relends the Borrowed Securities) is borrowing or will borrow the Borrowed Securities (except for Borrowed Securities that qualify as "exempted securities" under Regulation T of the Board of Governors of the Federal Reserve System) for the purposes of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T.

     6.5 Borrower represents that the statements provided to Lender pursuant to
Section 7.1 fairly represent its financial condition and the financial position of any parent company and, if Borrower is a broker, net capital ratio as of the date of such statements, and that there has been no material adverse change in its financial condition or the financial condition of any parent company or net capital ratio since that date that has not been disclosed in writing to Lender. Each request by Borrower for a Loan shall constitute a present representation:
(a) that there has been no material adverse change in Borrower's financial condition or the financial condition of any parent company that has not been disclosed in writing to Lender since the date of the most recent statement furnished to Lender pursuant to Section 7.1; and (b) that, as of the date of such request for a Loan, Borrower, if it is a broker, is in compliance with Rule 15c3-1 of the Securities and Exchange Commission ("SEC") under the Exchange Act.

     6.6 To the extent that Lender has provided Borrower with written statements identifying any of the Clients as employee benefit plans subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), each request by Borrower for a Loan shall constitute a present representation that, except as disclosed in writing by Borrower to Lender, neither Borrower nor any Affiliate of Borrower is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the assets of the Clients so identified that may be Borrowed Securities hereunder.

     [6.7 Borrower represents and warrants that it has an unqualified obligation to reimburse [name of Guarantor] for the full amount of any and all payments made or required to be made by [name of Guarantor] in compliance with the Bank Act (Canada)] Note: Delete unless Borrower's obligations are being guaranteed by a Canadian Bank

     6.7[8] Lender represents and warrants (a) that it is a trust company duly organized and validly existing under the laws of the Commonwealth of Massachusetts and (b) that it has, or will have at the time of delivery of any Borrowed Securities, the authority to deliver, on behalf of its Client(s), the Borrowed Securities subject to the terms and conditions hereof.

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     6.8[9] Lender represents that it carries on investment business pursuant to the Financial Services Act 1986, and is regulated by the Securities and Futures Authority ("SFA"), and shall treat Borrower as Market Counterparty (as defined in the rules of the SFA) regarding investment business regulated by the SFA (which Lender may carry on for or with Borrower in relation to investments falling within the scope of the SFA).

     6.9[10] Lender will treat Borrower as principal in all dealings with Lender. Therefore any customers on whose behalf Borrower is acting are not the responsibility of Lender and will not be treated as Lender's "indirect customers" as defined by the SFA.

7.   Covenants.

     7.1 If Borrower is a broker, Borrower makes the covenants set forth in this
Section 7.1. Upon execution of this Agreement, Borrower shall deliver to the Lender Borrower's and Borrower's parent company's most recent statements required to be furnished to Borrower's and Borrower's parent company's customers by Rule 17a-5(c) and (d) of the SEC under the Exchange Act. As long as any loan is outstanding under this Agreement, Borrower shall promptly deliver to the Lender all such statements subsequently required to be furnished to Borrower's and Borrower's parent company's customers by such Rule. Upon execution of this Agreement, Borrower shall also deliver to Lender Borrower's and Borrower's parent company's most recent financial information otherwise available to its shareholders, the SEC, or the public, including (without limitation) the most recent available audited and unaudited statements of Borrower's and Borrower's parent company's financial condition and any report or notice required by Rules 17a-5(a)(2)(i) and (ii) and 17a-11 of the SEC under the Exchange Act. As long as any loan is outstanding under this Agreement, Borrower will promptly deliver to Lender all such financial information that is subsequently available, and any other financial information or statements that Lender may reasonably request.

     7.2 If Borrower is a Bank, Borrower makes the covenants set forth in this
Section 7.2. Upon execution of this Agreement, Borrower shall furnish to Lender
(i) the most recent available audited statement of Borrower's and of Borrower's parent company's financial condition, and (ii) the most recent available unaudited statement of Borrower's and Borrower's parent company's financial condition. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to Lender all such financial information that is subsequently available, and any other financial information or statements that Lender may reasonably request.

     7.3 Borrower agrees to be liable as principal with respect to its obligations hereunder.

     7.4 Borrower agrees to cause every Letter of Credit delivered by it and constituting Collateral hereunder, to be renewed or replaced by Collateral (including, without limitation, a renewed or replacement Letter of Credit) satisfactory to Lender no later than 12:30 p.m. on the scheduled expiration date of such Letter of Credit.

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8.   Termination of the Loan without Default.

     8.1 Borrower may cause the termination of a Loan, at any time, by returning the Borrowed Securities to Lender.

     8.2 Lender may cause the termination of a Loan by giving notice of termination of such Loan to Borrower prior to the close of business on any Business Day. Upon such notice, Borrower shall deliver the Borrowed Securities to Lender no later than the earlier of (a) the end of the customary delivery period for such securities or (b) the third Business Day following the day on which Lender gives notice of termination of such Loan to Borrower.

     8.3 Borrower's delivery of the Borrowed Securities to Lender pursuant to
Section 8.1 or 8.2 shall be made by causing the Borrowed Securities to be credited to Lender's account at the Clearing Organization, or, if Lender consents, by physical delivery to Lender of certificates representing the Borrowed Securities. Upon such delivery by or on behalf of Borrower, Lender shall concurrently therewith deliver the Collateral (as adjusted pursuant to Section 4) to Borrower. If the Collateral is a Letter of Credit, the return of the Borrowed Securities shall be considered final settlement payment.

9.   Events of Default.

     9.1 All Loans between Borrower and Lender may (at the option of the non-defaulting party, exercised by notice to the defaulting party) be terminated immediately upon the occurrence of any one or more of the following events (individually, a "Default"):

         (a) if either party fails to return Borrowed Securities or Collateral as required by Section 8 hereof;

         (b) if either party fails to deliver or return Collateral as the case may be, as required by Section 4 hereof;

         (c) if either party fails to make the payment of distributions as required by Sections 2.5 and 3.3 hereof and such default is not cured within one Business Day of notice of such failure to Borrower or Lender, as the case may be;

         (d) if either party or any parent company of the Borrower makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files or becomes subject to a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files or becomes subject to a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, or seeks, consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of it or any material part of its properties;

         (e) if Borrower (if it is a broker) is suspended or expelled from membership or participation in the New York Stock Exchange, American Stock Exchange, the National

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


     Association of Securities Dealers, or any other securities exchange or securities association, or if it is suspended from dealing in securities by the SEC, or if its authority to deal in securities is suspended or revoked under any state securities law or regulation;

         (f) if Borrower (if it is a Bank) or Lender has its license, charter or other authorization necessary to conduct a material portion of its business withdrawn, suspended, or revoked by any applicable federal or state government or agency thereof;

         (g) if it is found that the Borrower has made a material misrepresentation of its financial condition or the financial condition of any parent company;

         (h) if Borrower (if it is a broker) becomes subject to Rule 17a-11 of the SEC under the Exchange Act;

         (i) if Borrower breaches any covenants, representations, or agreements herein;

         (j) if a final judgment for the payment of money shall be rendered against Borrower and such judgment shall not have been discharged or its execution stayed pending appeal within sixty (60) days of entry or such judgment shall not have been discharged within sixty (60) days of expiration of any such stay.

     9.2 All references to "Lender" in this Agreement shall be construed to reflect that each Client shall have, in connection with any Loan or Loans entered into by Lender as agent on its behalf, the rights, responsibilities, privileges and obligations of a Lender directly entering into Loan or Loans with Borrower under the Agreement. Both Lender and its Client shall be deemed "parties" to this Agreement such that all references to Lender in this Agreement shall be deemed to include references to each Client; provided, however, a Default by Lender and/or Client with respect to a loan or loans on behalf of one Client shall be an event of Default by that Client and the Borrower may not treat all other loans between Borrower and Lender (on behalf of non-defaulting Clients) as being in Default.

     9.3 In the event: (i) Borrower and Lender enter into other securities loan agreements as well as this Agreement (to govern, for example, borrowing different security types) and, (ii) Borrower defaults under this Agreement or under any other securities loan agreements with Lender, the default under that one agreement would be considered an event of default under all securities loan agreements between Borrower and Lender. Borrower acknowledges that should it default under this or any of its other securities loan agreements with Lender, a surplus of collateral under one loan to Borrower under one securities loan agreement may be applied to another loan to Borrower under another securities loan agreement. Borrower further acknowledges that such cross collateralization applies to loans from all Clients to Borrower so that in the event of default, collateral from an overcollateralized loan from one Client may be applied to an undercollateralized loan from another Client.

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


10.  Lender's Remedies on Borrower's Default.

     10.1 In the event of any Default by Borrower under Section 9 hereof, Lender shall have the right, in addition to any other remedies provided herein or under applicable law (without further notice to Borrower), as its option either (a) to purchase a like amount of the Borrowed Securities in any market for such securities or (b) to elect to treat the Borrowed Securities as having been purchased by Borrower at a purchase price equal to the Replacement Value. Lender may apply the Collateral to the payment of such purchase, after deducting therefrom all amounts, if any, due Lender under this Agreement, including (without limitation) Section 3 and 5 hereof. In such event, Borrower's obligation to return the Borrowed Securities shall terminate. The Lender shall not be obligated to assert or enforce any rights, liens or security interest hereunder or to take any action in reference thereto, and the Lender may in its discretion at any time relinquish its rights hereunder as to particular property, in each case without thereby affecting or invalidating its rights hereunder as to all or any other property securing or purporting to secure the Loans. Borrower shall be liable to Lender for the cost of funds which Lender advances to purchase such securities during any stay on the application of the Collateral (whether such stay is automatic or imposed by a court or other governmental agency).

     10.2 In the event such purchase price or Replacement Value exceeds the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess (plus all amounts, if any, due to Lender hereunder) together with interest on all such amounts at the Prime Rate as it fluctuates from day to day, from the date of such purchase or election until the date of payment of such excess. Lender shall have, as security for Borrower's obligation to pay such excess, a first security interest in or right of setoff against any property of Borrower then held by Lender (in any capacity) and any other amount payable by Lender (in any capacity) to Borrower, including, without limitation, any property of Borrower then held by Lender under any other securities loan agreement between Lender and Borrower. The purchase price of securities purchased under this Section 10 shall include brokers' fees and commissions and all other reasonable costs, fees, and expenses related to such purchase. Upon satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

     10.3 This Section applies if Borrower is a broker. Without waiving any rights given to the Lender hereunder, it is understood that the provisions of the Securities Investor Protection Act of 1970 may not protect the Lender with respect to Borrowed Securities hereunder and that, therefore, the Collateral delivered to the Lender may constitute the only source of satisfaction of Borrower's obligations in the event Borrower fails to return the Borrowed Securities.

11.  Borrower's Remedies on Lender's Default.

     In the event of any Default by Lender under Section 9 hereof, Borrower shall have the right to sell an amount of the Borrowed Securities, in the principal market for such securities, that will provide proceeds equal in value to the Market Value of the Collateral on the date of Default. In such event, Borrower may retain the proceeds of such sale and Lender's obligation to return the Collateral shall terminate. In the event the sale price received from such securities is less than the value of the Collateral, Lender shall be liable to Borrower for the amount of any deficiency (plus all amounts, if any, due to Borrower hereunder). Upon the satisfaction of all of Lender's obligations hereunder, any remaining Borrowed Securities shall be returned to Lender.

12.  Reserved

13.  Indemnification.

     Borrower hereby agrees to indemnify and hold harmless Lender, each Client, and in the case of a Client that is an employee benefit plan, the sponsor and fiduciaries of such plan, from any and all damages, losses, costs, and expenses (including attorney's fees) that the Lender or any such Client, plan sponsor, or plan fiduciary may incur or suffer due to the Borrower's Default or other failure of the Borrower to perform its obligations under this Agreement. Borrower further agrees that such indemnity shall apply to any and all costs and taxes (including, but not limited to, transfer taxes, stamp duty, financial institutions duty, income tax and capital gains tax) assessed against Lender or its Clients with respect to any transfer hereunder of the Borrowed Securities or Collateral or incurred by Lender or its Clients in respect of this Agreement and any transactions arising out of this Agreement. The right to indemnification under this Section shall survive the termination of any Loan or of this Agreement.

14.  Waiver.

     The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

15.  Continuing Agreement; Termination.

     It is the intention of the parties hereto that, subject to the termination provisions set forth herein, this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made by Lender to Borrower. Borrower and Lender may each at any time terminate this Agreement upon five (5) days written notice to the other to that effect. The sole effect of any such termination of this Agreement will be that, following such termination, no further Loans by Lender shall be made or considered made hereunder, but the provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

16.  Notices.

     Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

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


                  BORROWER:         ________________________
                                    ________________________
                                    ________________________
                                    ________________________

                  LENDER: State Street Bank and Trust Company Global Securities Lending Division Two International Place, Floor 31 Boston, Massachusetts 02110
                                    Attn.:  Domestic Equity Trading Area

     Telephone and facsimile notices shall be sufficient if communicated to the party entitled to receive such notice at the following numbers:

If to Borrower:
         Telephone ____________     Facsimile_____________

If to Lender:
         Telephone (6l7) 664-2500   Facsimile (6l7) 664-2660

     The parties shall promptly notify each other in writing of any change of address, addressee, telephone number or facsimile number. Lender shall consider Borrower's address, addressee, telephone number and facsimile number correct unless Borrower notifies Lender in writing otherwise.

17.  Time.

     All times specified herein shall be based on New York City time.

18.  Securities Contracts.

     Each party hereto agrees that this Agreement and the Loans made hereunder shall be "securities contracts" for purposes of the Bankruptcy Code and any bankruptcy proceeding thereunder.

19.  Superseding Agreement.

     This Agreement supersedes any other Agreement between the parties concerning loans of securities between the parties hereto.

20.  Assignments.

     This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto (including, in the case of Lender, its Clients) and their respective heirs, representatives, successors and assigns.

21.  Governing Law; Jurisdiction; Service of Process.

     This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Borrower hereby irrevocably submits to the jurisdiction of any Massachusetts state or federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this agreement, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Borrower hereby irrevocably appoints _______________________[Massachusetts Person] as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding (the "Process Agent"). Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in
Section 16 hereof. Borrower agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

22.  Severablitity.

     The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.


                  [Remainder of page intentionally left blank]

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


23.  Modification.

     This Agreement shall not be modified, except by an instrument in writing signed by the parties hereto.

           BORROWER:      ___________________________________________

                          Name:         _____________________________

                          By:           _____________________________

                          Title:        _____________________________


           LENDER:        STATE STREET BANK AND TRUST COMPANY,
                          in its capacity as trustee, custodian, or agent of the Clients

                          Name:         _____________________________

                          By:           _____________________________

                          Title:        _____________________________

                                       17